                                                                   Exhibit 23.09



                         Independent Auditors' Consent




The Board of Directors
American Capital Resources, Inc.

We consent to the use of our report dated October 27, 1997, with respect to the financial statements of American Capital Resources, Inc. as of July 31, 1997 and 1996 and for each of the years in the three-year period ended July 31, 1997, included herein and to the reference to our firm under the heading "Experts", included in the registration statement.



                                   /s/ KPMG PEAT MARWICK LLP
                                   ----------------------------
New York, New York                     KPMG Peat Marwick LLP
August 27, 1998